Exhibit 3.7(a)

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION
LLC-1011 (10/11)	ARTICLES OF ORGANIZATION OF A VIRGINIA LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is
The Bon-Ton Giftco, LLC
(The name must contain the words limited company or limited liability company or the abbreviation LC., LC., LLC, or LLC)

2.	A.	The name of the limited liability company’s initial registered agent is Corporation Service Company F147326-5

	B.	The initial registered agent is (mark appropriate box);

(1) an INDIVIDUAL, who is a resident of Virginis and

☐ a member or manager of the limited liability company.

☐ a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐ an officer or director of a corporation that is a member or manager of the limited liability company.

☐ a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐ a trustee of a trust that is a member or manager of the limited liability company.

☐ a member of the Virginia State Bar.

OR

(2) ☒ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.	A.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

Bank of America Center, 16th Floor, 1111 East Main Street, Richmond, VA		23219
(number/street)	(city or town)	(zip)

B.	The registered office is located in the ☐ county or ☒ city of Richmond

4.	The limited liability company’s principal office address, including the street and number, is

2801 E. Market Street, York, PA 17402
(number/street)	(city or town)	(state)	(zip)

Organizer(s):

/s/ Ann Marie Bruski	January 18, 2013
(signature)	(date)
Ann Marie Bruski, Organizer	215-979-1249
(printed name)	(telephone number (optional))

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entry documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public

SEE INSTRUCTIONS ON THE REVERSE

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